UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 12, 2009

ULTICOM, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-30121	22-2050748
State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	I.R.S. Employer Identification No.

1020 Briggs Road,

Mount Laurel, New Jersey

08054

(Address of Principal Executive Offices)

(Zip Code)

Registrant's telephone number, including area code: (856) 787-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors.

On June 12, 2009, John Spirtos tendered his resignation as a member of the Board of Directors (the “Board”) of Ulticom, Inc. (the “Company”), effective on such date, in connection with his resignation as Senior Vice President of Corporate Development and Strategy for Comverse Technology, Inc. (“Comverse”), the Company’s majority shareholder.  Mr. Spirtos has been a member of the Board since November 13, 2008.  The Company expressed its appreciation to Mr. Spirtos for his valuable service and contributions to the Company.

(d) Election of Directors.

On June 15, 2009, Joel Legon was elected as a member of the Board by unanimous vote of the then-incumbent directors, effective immediately.  Article III, Section 9 of the Company’s Bylaws allows vacancies on the Board to be filled by the majority of the remaining directors of the Board.  Mr. Legon was recommended as a candidate for the position of director by the Corporate Governance and Nominating Committee of the Board (the “Committee”).  His candidacy was submitted to the Committee by Comverse.  Except as described above, there is no arrangement or understanding between Mr. Legon and any other person pursuant to which he was elected to the Board.

Mr. Legon, age 58, has served as the Chief Accounting Officer of Comverse since February 2009.  Prior to joining Comverse, Mr. Legon served in several finance roles at Avid Technology, Inc., including as its Vice President and Principal Accounting Officer, Chief Financial Officer, Corporate Controller and Principal Accounting Officer. From January 1998 through March 2006, Mr. Legon served in several finance roles, including Senior Vice President and Corporate Controller, at Parametric Technology Corporation. Prior to that, Mr. Legon held finance positions at Computervision, Inc., NEC Corporation of America, Chesebrough Ponds USA Co. and Richardson-Vicks Inc.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Resignation Letter, dated June 12, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTICOM, INC.

Date: June 17, 2009	By:	/s/ Mark Kissman
	Name:	Mark Kissman
	Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Resignation Letter, dated June 12, 2009.

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